PROMISSORY NOTE EXTENSION AGREEMENT

This Promissory Note Extension Agreement, hereinafter referred to as “Extension Agreement,” entered into this Twenty-Seventh day of December, 2013, by and between INTELLINETICS, INC. hereinafter called “Maker” and A. Michael. Chretien, hereinafter called “Lender.”

WHEREAS, Maker and Lender have entered into a Promissory Note dated December 29, 2001, for the amount of Fifty-Five Thousand One Hundred and Sixty-Seven Dollars ($55,167), hereinafter referred to as the “Note.” The Note was originally due January 1, 2014.

WHEREAS, Maker and Lender desire to enter into this Extension Agreement in order to extend the due date of the Note to January 1, 2015.

NOW, THEREFORE, it is duly agreed by both Maker and Lender to extend the due date of the Note to January 1, 2015.

All other provisions of the original Note shall prevail unless otherwise written.

IN WITNESS WHEREOF, the undersigned Maker and Lender have duly executed this Extension Agreement, extending the due date of the Note as of the day and year first written above.

INTELLINETICS, INC.

By:	/s/ Matthew L. Chretien

MATTHEW L. CHRETIEN, President and CEO

A. MICHAEL CHRETIEN

/s/ A. Michael Chretien